EXHIBIT 99.1

Veritone Reports Financial Results for the Third Quarter of 2018

COSTA MESA, CA – November 12, 2018 – Veritone, Inc. (NASDAQ: VERI), a leading provider of artificial intelligence (AI) technology and solutions, today reported results for the third quarter ended September 30, 2018.

Chad Steelberg, CEO and Chairman of Veritone, commented, “We are very pleased with our strong financial and operational performance in the third quarter - our revenue was a record $7.5 million due to the contributions from our recent acquisitions and organic sales growth in each of our vertical markets; we announced three exciting new applications for law enforcement and media customers; and, we closed three strategic acquisitions that strengthen and extend the capabilities of our businesses.  These acquisitions mark an inflection point in our business, as they enhance and expand our AI and Media technology offerings and solidify our position as a leading AI solutions provider.”

Third Quarter 2018 Financial Highlights:

•	Net revenues in Q3 2018 were $7.5 million, an increase of 103% versus Q3 2017, including $2.2 million of revenue from our recent acquisitions.
•	AI and Digital Content Solutions net revenues, excluding the Company’s recent acquisitions, increased by 25% versus Q2 2018 and by 150% versus Q3 2017.
•	Media Agency net revenues, excluding the Company’s recent acquisitions, increased 30% versus Q2 2018 and by 31% versus Q3 2017.
•	Gross Profit in Q3 2018 was $6.0 million, up 76% from $3.4 million in Q3 2017.
•	Adjusted EBITDAS loss in Q3 2018 was $8.6 million, versus $11.0 million in Q2 2018 and $7.6 million in Q3 2017.

Third Quarter 2018 Key Performance Indicators (KPIs)

Veritone aiWARETM Artificial Intelligence Operating System, Year-over-Year Results

•	AI Customer Count: 93 at the end of Q3, an increase of 151%.
•	AI Accounts Total: 634 at the end of Q3, an increase of 273%.
•	Active Third-Party Cognitive Engines: 252 at the end of Q3, an increase of 107%.
•	Total Hours of Video and Audio Files Processed: 2.8 million in Q3, an increase of 298%.
•	Monthly Recurring Revenue Under Agreements (MRR): $191,000 at the end of Q3, an increase of 41%.

Veritone OneTM Media Agency, Year-over-Year Results

•	Active Clients: 78 at the end of Q3, an increase of 59%.
•	Net New Clients Under Master Service Agreements: 10 at the end of Q3, an increase of 11%.

Third Quarter 2018 Financial Results

Net revenues increased 103% to $7.5 million from $3.8 million in the same period in 2017.  The acquisitions that were completed in August of 2018 contributed $2.2 million in the third quarter of 2018.  The revenues of Performance Bridge Media have been added to the Company’s Media Agency net revenues, the Company’s AI solutions revenue and Wazee Digital’s digital asset management solutions revenue have been combined in AI and Digital Content Solutions net revenues, and Wazee Digital’s Digital Media Services are tracked as a new revenue category by the Company. Excluding the impact of the recent acquisitions, Media Agency net revenues in the quarter totaled $4.3 million, an increase of 31% compared with the prior year period, and AI and Digital Content Solutions net revenues totaled $1.1 million, an increase of 150% compared with the prior year period. These revenue gains resulted from the increased number of Active Clients, Customers and Accounts.

Gross profit increased 74% to $6.0 million (79% of net revenues) from $3.4 million (92% of net revenues) in the same period in 2017. The increase in gross profit in the third quarter of 2018 compared with the prior year period was due primarily to the operating leverage provided by the increase in net revenues from the Company’s aiWARE operating system and the recent acquisitions. The decrease in gross margin compared with the prior year period was due primarily to a higher proportion of net revenues from the Company’s AI and Digital Content Solutions and Digital Media Services, which generally carry lower gross margins than the Media Agency business.

Total operating expenses decreased 3% to $22.2 million from $22.9 million in the same period in 2017. The decrease in operating expenses was due primarily to lower stock-based compensation expense, which was higher in the 2017 period due to the accelerated vesting of certain performance-based stock options. This decrease was substantially offset by higher compensation and benefits costs resulting from headcount additions, transaction costs related to the Company’s recent acquisitions, and the addition of the operating expenses of the acquired businesses.

Loss from operations was $16.3 million, a decrease of $3.2 million compared with a loss from operations of $19.5 million in the third quarter of 2017.

Net loss attributable to common stockholders totaled $15.9 million, or $(0.86) per share, based on 18.6 million weighted average shares outstanding. The Company’s net loss attributable to common stockholders in the third quarter of 2017 was $19.4 million, or $(1.31) per share, based on 14.8 million weighted average shares outstanding.

Earnings before interest, depreciation, amortization and stock-based compensation expenses, adjusted to exclude certain acquisition, integration and financing-related costs (Adjusted EBITDAS), a non-GAAP financial measure, totaled a loss of $8.6 million, compared with a loss of $7.6 million in the third quarter of 2017. See “About the Presentation of Adjusted EBITDAS” below for an explanation of the items excluded from the calculation of Adjusted EBITDAS and a reconciliation of net loss to Adjusted EBITDAS following the financial statements at the end of this news release. The higher Adjusted EBITDAS loss was due primarily to the addition of software development, data science, product management, and sales and marketing resources, which management expects will lead to enhancements in the Company’s aiWARE operating system and increased net revenues in the future.

Cash: As of September 30, 2018, the Company had cash and cash equivalents and marketable securities of $64.7 million and no long-term debt.

Nine Months 2018 Financial Results

Net revenues increased 48% to $16.1 million from $10.9 million in the same period in 2017. The acquisitions that were completed in August of 2018 contributed $2.2 million in the current year period.  Excluding the impact of the recent acquisitions, Media Agency revenues for the first nine months of 2018 totaled $10.7 million, an increase of 8% compared with the prior year period, and AI and Digital Content Solutions revenues totaled $3.2 million, an increase of 224% compared with the prior year period.

Gross profit increased 30% to $13.1 million (82% of net revenues) from $10.1 million (92% of net revenues) in the same period in 2017. The increase in gross profit during the first nine months of 2018 compared with the prior year period was due primarily to the operating leverage provided by the increase in net revenues from the Company’s aiWARE operating system and the recent acquisitions. The decrease in gross margin compared with the prior year period was due primarily to the higher proportion of net revenues from the Company’s AI and Digital Content Solutions and Digital Media Services, which generally carry lower gross margins than the Media Agency business.

Total operating expenses increased 30% to $57.1 million from $44.0 million in the same period in 2017. The increase in operating expenses was due primarily to higher compensation and benefits costs resulting from a 45% increase in average month-end headcount, transaction expenses related to the Company’s recent acquisitions, and corporate development costs, offset in part by lower stock-based compensation expense.

Loss from operations was $43.9 million, an increase of $10.0 million compared with a loss from operations of $33.9 million in the same period in 2017.

Net loss attributable to common stockholders totaled $43.3 million, or $(2.55) per share, based on 17.0 million weighted average shares outstanding. The Company’s net loss attributable to common stockholders in the same period of 2017 was $51.3 million, or $(5.94) per share, based on 8.6 million weighted average shares outstanding.

Adjusted EBITDAS, a non-GAAP financial measure, totaled a loss of $29.8 million, compared with a loss of $20.0 million in the first nine months of 2017. See “About the Presentation of Adjusted EBITDAS” below for an explanation of the items excluded from the calculation of Adjusted EBITDAS and a reconciliation of net loss to Adjusted EBITDAS following the financial statements at the end of this news release. The higher Adjusted EBITDAS loss was due primarily to the addition of software development, data science, product management, and sales and marketing resources, which management expects will lead to enhancements in the Company’s aiWARE operating system and increased net revenues in the future.

Fourth Quarter 2018 Revenue Outlook:

For the fourth quarter ending December 31, 2018, the Company expects its total net revenues to be in the range of $9.3 million to $9.7 million.

Fourth Quarter 2018 Key Performance Indicators (KPIs) Outlook

For the fourth quarter ending December 31, 2018, the Company expects to achieve the following KPIs for its aiWARE operating system:

•	AI Customer Count of 89 at year-end, a net decrease of 4 customers, due to expected non-renewals from certain Politics customers following the midterm election cycle, offset by new customer wins;
•	Total AI Accounts of 728 at year-end, an addition of 94 accounts;
•	275 Active Third-Party Cognitive Engines at year-end, an addition of 23 engines; and
•	2.9 million total hours of video and audio content processed on aiWARE during the quarter.

Conference Call

Veritone will hold a conference call today, November 12, 2018, at 4:30 p.m. Eastern Time (1:30 p.m. Pacific Time) to discuss these results and provide an update on business conditions. Veritone management will host the presentation, followed by a question and answer session. The call will be open to all interested parties through a live audio web broadcast via the Internet at investors.veritone.com. The call will also be available by dialing 866-393-8573 within the U.S. and Canada or 409-350-3155 from abroad.

Please call the conference telephone number 5-10 minutes prior to the start time and reference the conference ID 9338288. An operator will register your name and organization. If you have any difficulty connecting with the conference call, please contact the Liolios Group at 949-574-3860.

The webcast will be archived on the Veritone investor relations website and a telephonic playback of the conference call will also be available by dialing the following numbers:

Toll-free replay number: 855-859-2056

International replay number: 404-537-3406

Replay ID: 9338288

About Veritone

Veritone has created the world’s first operating system for artificial intelligence. Veritone’s aiWARE operating system leverages the power of cognitive computing to transform and analyze audio, video and other data sources in an automated manner to generate actionable insights. aiWARE provides customers with ease, speed and accuracy at low cost. Veritone has been among the first to be recognized by AWS for Machine Learning Expertise, and has been recognized by Oracle for Excellence in Application Development. To learn more, visit Veritone.com and interact with us on Twitter and LinkedIn.

About the Presentation of Adjusted EBITDAS

Adjusted EBITDAS is not a financial measure calculated and presented in accordance with U.S. generally accepted accounting principles (GAAP) and should not be considered as an alternative to net income (loss), operating income (loss) or any other financial measures so calculated and presented, nor as an alternative to cash flow from operating activities as a measure of liquidity. The items excluded from Adjusted EBITDAS are detailed in the reconciliation attached to this news release. Other companies (including the Company’s competitors) may define Adjusted EBITDAS differently. The Company presents Adjusted EBITDAS because management believes it to be an important supplemental measure of performance that is commonly used by securities analysts, investors and other interested parties in the evaluation of companies in its industry. Management also uses this information internally for forecasting and budgeting. This non-GAAP measure may not be indicative of the historical operating results of Veritone or predictive of potential future results. Investors should not consider Adjusted EBITDAS in isolation or as a substitute for analysis of the Company’s results as reported in accordance with GAAP.

Safe Harbor Statement

This news release contains forward-looking statements, including without limitation statements regarding the Company’s expectations regarding the impact of the Company’s recent acquisitions on its business offerings and position, the Company’s expectation that its addition of software development, data science, product management and sales and marketing resources will lead to enhancements to the Company’s aiWARE operating system and increased net revenues in the future, the Company’s expected total net revenues in the fourth quarter of 2018, the expected numbers of customers, accounts and active third-party cognitive engines on the Company’s aiWARE operating system as of the end of the fourth quarter of 2018, and the total hours of video and audio files expected to be ingested and processed in the fourth quarter of 2018. In addition, words such as “may,” “will,” “expect,” “believe,” “anticipate,” “intend,” “plan,” “should,” “could,” “estimate” or “continue” or the plural, negative or other variations thereof or comparable terminology are intended to identify forward-looking statements, and any statements that refer to expectations, projections or other characterizations of future events or circumstances are forward-looking statements. These forward-looking statements speak only as of the date hereof, and are based on management’s current assumptions, beliefs and information. As such, our actual results could differ materially and adversely from those expressed in any forward-looking statement as a result of various factors. Important factors that could cause such differences include, among other things, the Company’s ability to successfully integrate its recent acquisitions; the Company’s ability to achieve broad recognition and customer acceptance of its products and services; the Company’s ability to continue to develop and add additional capabilities and features to its aiWARE operating system, including expanding the capabilities of its Conductor technology and extending it to other cognitive classes; the development of the market for cognitive analytics solutions; the ability of third parties to develop and provide additional high quality, relevant cognitive engines and applications; and the Company’s ability to successfully identify and integrate such additional third-party cognitive engines and applications onto its aiWARE operating system, and to continue to be able to access and utilize such engines and applications, and the cost thereof; as well as the impact of future economic, competitive and market conditions, particularly those related to its strategic end markets; and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond the control of the Company. Certain of these judgments and risks are discussed in more detail in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission. In light of the significant uncertainties inherent in the forward-looking information included herein, the inclusion of such information should not be regarded as a representation by the Company or any other person that the Company’s objectives or plans will be achieved. The forward-looking statements contained herein reflect the Company’s beliefs, estimates and predictions as of the date hereof, and the Company undertakes no obligation to revise or update the forward-looking statements contained herein to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events for any reason, except as required by law.

Company Contact:

Pete Collins, Chief Financial Officer

Veritone, Inc.

(949) 397-2148

investors@veritone.com

Investor Relations Contact:

Scott Liolios and Matt Glover

Liolios Group, Inc.

(949) 574-3860

VERI@liolios.com

VERITONE, INC.
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)

	As of
	September 30,	December 31,
	2018	2017
ASSETS

Cash and cash equivalents	$46,127	$29,545
Marketable securities	18,558	39,598
Accounts receivable, net	21,678	7,691
Expenditures billable to clients	8,283	4,163
Prepaid expenses and other current assets	3,656	2,808
Total current assets	98,302	83,805

Property, equipment and improvements, net	4,107	680
Intangible assets, net	2,973	3,154
Goodwill	27,608	139
Other assets	1,076	780
Total assets	$134,066	$88,558

LIABILITIES AND STOCKHOLDERS' EQUITY

Accounts payable	$21,606	$13,338
Accrued media payments	14,125	5,999
Client advances	12,818	3,477
Other accrued liabilities	10,241	4,442
Total current liabilities	58,790	27,256

Other liabilities	1,049	—
Total liabilities	59,839	27,256
Total stockholders' equity	74,227	61,302
Total liabilities and stockholders' equity	$134,066	$88,558

VERITONE, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
AND COMPREHENSIVE LOSS
(in thousands, except per share and share data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2018	2017	2018	2017
Net revenues	$7,545	$3,719	$16,101	$10,914
Cost of revenues	1,570	292	2,953	824
Gross profit	5,975	3,427	13,148	10,090
	79.2%	92.1%	81.7%	92.5%
Operating expenses:
Sales and marketing	4,586	3,676	15,476	9,689
Research and development	5,218	3,466	14,892	9,613
General and administrative	12,436	15,740	26,727	24,722
Total operating expenses	22,240	22,882	57,095	44,024

Loss from operations	(16,265)	(19,455)	(43,947)	(33,934)
Other income (expense), net	329	88	645	(12,872)
Loss before provision for income taxes	(15,936)	(19,367)	(43,302)	(46,806)

Provision for income taxes	5	2	17	5
Net loss	(15,941)	(19,369)	(43,319)	(46,811)
Accretion of redeemable convertible preferred stock	—	—	—	(4,470)
Net loss attributable to common stockholders	$(15,941)	$(19,369)	$(43,319)	$(51,281)
Net loss per share attributable to common stockholders:
Basic and diluted	$(0.86)	$(1.31)	$(2.55)	$(5.94)
Weighted average shares outstanding attributable to
common stockholders:
Basic and diluted	18,611,829	14,783,366	17,007,850	8,640,178

Comprehensive loss:
Net loss	$(15,941)	$(19,369)	$(43,319)	$(46,811)
Unrealized gain (loss) on marketable securities, net of income taxes	56	(62)	54	(62)
Foreign currency translation adjustments, net of income taxes	4	—	24	—
Total comprehensive loss	$(15,881)	$(19,431)	$(43,241)	$(46,873)

VERITONE, INC.
UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	Nine Months Ended
	September 30,
	2018	2017
Cash flows from operating activities:
Net loss	$(43,319)	$(46,811)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	1,383	176
Amortization of debt discounts and issuance costs	—	3,740
Costs of warrants issued	207	5,790
Write-off of debt discounts and debt issuance costs at IPO	—	10,132
Change in fair value of warrant liability	(93)	(7,114)
Provision for doubtful accounts	25	69
Stock-based compensation expense	9,963	13,611
Changes in assets and liabilities:
Accounts receivable	(8,327)	(5,315)
Expenditures billable to clients	(4,120)	(1,783)
Prepaid expenses and other current assets	(422)	(1,641)
Accounts payable	6,040	3,519
Accrued media payments	8,126	2,597
Client advances	5,004	2,009
Other accrued liabilities	(271)	651
Other liabilities	837	—
Net cash used in operating activities	(24,967)	(20,370)

Cash flows from investing activities:
Purchases of marketable securities	—	(39,850)
Proceeds from sales of marketable securities	21,000	—
Capital expenditures	(3,543)	(16)
Intangible assets acquired	(629)	(30)
Acquisition of businesses, net of cash acquired	(9,627)	—
Deposits for operating leases	—	(774)
Net cash provided by (used in) investing activities	7,201	(40,670)

Cash flows from financing activities:
Proceeds from common stock offerings, net	32,782	32,580
Proceeds from exercise of Primary Warrant	—	29,263
Proceeds received under the Bridge Loan Agreement	—	8,000
Proceeds from issuances of stock under employee stock plans	1,566	5
Debt issuance costs	—	(68)
Other	—	(56)
Net cash provided by financing activities	34,348	69,724

Net increase in cash and cash equivalents	16,582	8,684
Cash and cash equivalents, beginning of period	29,545	12,078
Cash and cash equivalents, end of period	$46,127	$20,762

VERITONE, INC.
RECONCILIATION OF UNAUDITED GAAP NET LOSS TO ADJUSTED EBITDAS
(in thousands)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2018	2017	2018	2017
Reconciliation of net loss to adjusted EBITDAS:
Net loss	$(15,940)	$(19,369)	$(43,319)	$(46,811)
Provision for income taxes	5	2	17	5
Depreciation and amortization	555	57	1,383	176
Amortization of debt discounts and issuance costs	—	—	—	3,740
Cost of warrants issued	—	—	207	5,790
Write-off of debt discounts and debt issuance costs at IPO	—	—	—	10,132
Change in fair value of warrant liability	(108)	—	(93)	(7,114)
Interest expense	—	—	—	496
Stock-based compensation expense	4,838	11,708	9,963	13,611
Acquisition and integration-related costs	2,020	—	2,020	—
Adjusted EBITDAS	$(8,630)	$(7,602)	$(29,822)	$(19,975)

VERITONE, INC.
UNAUDITED NET REVENUES DETAIL
(in thousands)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2018	2017	2018	2017
Media Agency	$4,730	$3,288	$11,159	$9,926
AI and Digital Content Solutions	1,406	431	3,533	988
Digital Media Services	1,409	—	1,409	—
Net revenues	$7,545	$3,719	$16,101	$10,914

VERITONE, INC.
UNAUDITED KEY PERFORMANCE INDICATORS (KPIs)
(dollar amounts in thousands)

AI Platform Business	Q1 2017	Q2 2017	Q3 2017	Q4 2017
# of Customers	25	38	37	57
# of Accounts	57	169	170	467
# of AI Engines	48	69	122	151
# of Hours of Data Processed	367,000	438,000	711,000	1,357,000
Total Contract Value of Bookings	$1,947	$151	$2,645	$360
Monthly Recurring Revenue	$110	$132	$135	$173
Net Revenues	$209	$348	$431	$476

Media Agency Business	Q1 2017	Q2 2017	Q3 2017	Q4 2017
# of Clients Added	8	16	9	14
# of Active Clients	39	45	49	57
Average Media Spend per Active Client	$670	$695	$649	$464
Net Revenues	$2,899	$3,739	$3,288	$3,023

AI Platform Business	Q1 2018	Q2 2018	Q3 2018
# of Customers	70	86	93
# of Accounts	591	625	634
# of AI Engines	184	214	252
# of Hours of Data Processed	2,805,000	2,729,000	2,830,000
Total Contract Value of Bookings	$237	$583	$226
Monthly Recurring Revenue	$169	$214	$191
Net Revenues	$1,267	$860	$1,077

Media Agency Business	Q1 2018	Q2 2018	Q3 2018
# of Clients Added	14	14	10
# of Active Clients	60	74	78
Average Media Spend per Active Client	$490	$425	$540
Net Revenues	$3,121	$3,307	$4,296